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                                                                    EXHIBIT 4(a)


                              CERTIFICATE OF MERGER
                                       OF
                              BEARINGS, INC. (OHIO)
                                       AND
                            BEARINGS, INC. (DELAWARE)


                  John R. Cunin and O. E. Seikel, being, respectively, the duly elected, qualified and acting Chairman and Secretary of Bearings, Inc., an Ohio corporation ("Bearings Ohio"), do hereby certify that the Agreement of Merger and Plan of Reorganization by and between Bearings, Inc., a Delaware corporation ("Bearings Delaware"), and Bearings Ohio, a copy of which is attached hereto as Exhibit A and made a part hereof, was authorized and approved pursuant to Ohio Revised Code Section 1701.801 by the Board of Directors of Bearings Ohio by unanimous action in writing without meeting dated September 6, 1988, and was executed by an authorized officer of Bearings Ohio effective September 6, 1988. Bearings Ohio will be the surviving corporation of the merger with Bearings Delaware and is a wholly owned subsidiary of Bearings Delaware and, in accordance with Ohio Revised Code Section 1701.801, no approval by the shareholder of Bearings Ohio is required for the adoption by Bearings Ohio of the Agreement of Merger and Plan of Reorganization attached hereto as Exhibit A.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this 18th day of October, 1988


                                          BEARINGS, INC. (OHIO)


                                          /s/ John R. Cunin
                                          --------------------------------------
                                          John R. Cunin, Chairman

                                          /s/ O.E. Seikel
                                          --------------------------------------
                                          O. E. Seikel, Secretary


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                  John R. Cunin and O. E. Seikel, being, respectively, the duly elected, qualified and acting Chairman and Secretary of Bearings, Inc., a Delaware corporation ("Bearings Delaware"), do hereby certify that the Agreement of Merger and Plan of Reorganization by and between Bearings, Inc., an Ohio corporation ("Bearings Ohio"), and Bearings Delaware, a copy of which is attached hereto as Exhibit A and made a part hereof, was authorized and approved pursuant to Ohio Revised Code Section 1701.801 and Section 253 of the Delaware Corporation Law by the Board of Directors of Bearings Delaware by unanimous action in writing without meeting dated September 2, 1988, and was executed by an authorized officer of Bearings Delaware effective September 6, 1988, and was submitted to the shareholders of Bearings Delaware entitled to vote thereon at a meeting called and held for such purpose on October 18, 1988, and that at such meeting a quorum was present and said Agreement of Merger and Plan of Reorganization was approved by the affirmative vote of the holders of a majority of the outstanding Common Stock of Bearings Delaware.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this 18th day of October, 1988


                                    BEARINGS, INC. (DELAWARE)


                                    /s/ John R. Cunin
                                    --------------------------------------
                                    John R. Cunin, Chairman

                                    /s/ O.E. Seikel
                                    --------------------------------------
                                    O. E. Seikel, Secretary

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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                  THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION ("Merger Agreement") is entered into as of September 6, 1988, by and between BEARINGS, INC., a Delaware corporation ("Bearings") and Bearings, Inc., an Ohio corporation ("New Bearings"; and together with Bearings sometimes collectively referred to as the "Constituent Corporations").

                                   WITNESSETH:

                  Bearings, as the sole shareholder of New Bearings, desires to effect a merger of Bearings with and into New Bearings pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Ohio (the "OGCL").

                  The authorized capital stock of New Bearings consists of (a) 100 shares of Common Stock, without par value, all of which are issued and outstanding and all of which are owned by Bearings and (b) 100 shares of Preferred Stock, without par value, none of which are issued or outstanding.

                  The respective Boards of Directors of the Constituent Corporations have determined that it is advisable and in the best interests of each of such corporations that Bearings merge with and into New Bearings upon the terms and subject to the conditions herein provided.

                  The Board of Directors of New Bearings has, by resolutions duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers of New Bearings.

                  The Board of Directors of Bearings has, by resolutions duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers of Bearings and that it be submitted to a vote of the stockholders of Bearings.

                  In consideration of the mutual agreements contained herein, the parties agree that Bearings shall be merged into New Bearings and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as hereinafter set forth.

                                    ARTICLE I
                                   THE MERGER

                  1.01 Surviving Corporation. Subject to the terms and provisions of this Merger Agreement, and in accordance with the DGCL and the OGCL, at the Effective Time (as defined in Section 1.09 hereof) Bearings shall be merged with and into New Bearings (the "Merger").

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New Bearings shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of Bearings shall cease.

                  1.02 Effect of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in Section 1701.82 of the OGCL and Section 259 of the DGCL.

                  1.03 Articles of Incorporation. Prior to the Effective Time, the Articles of Incorporation of New Bearings shall be amended and restated so as to increase the number of shares of New Bearings' authorized Common Stock, without par value, to 15,000,000 and to increase the number of shares of New Bearings' authorized Preferred Stock, without par value, to 2,500,000. The Articles of Incorporation of New Bearings as so amended and restated and in effect immediately prior to the Effective Time are attached hereto as Exhibit 1 and shall be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

                  1.04 Code of Regulations. The Code of Regulations of New Bearings in effect immediately prior to the Effective Time, attached hereto as
Exhibit 2, shall be the By-laws of the Surviving Corporation at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation and applicable law.

                  1.05 Directors of the Surviving Corporation. Time the persons who were the directors of Bearings immediately prior to the Effective Time shall become the directors of the Surviving Corporation for the balance of the terms for which such persons were elected as directors of Bearings and until their successors are duly elected and qualified in the manner provided in the By-laws of the Surviving Corporation or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the By-laws of the Surviving Corporation or as otherwise provided by law.

                  1.06 Officers of the Surviving Corporation. The persons who were the officers of Bearings immediately prior to the Effective Time shall be the officers of Surviving Corporation and each of them shall hold the same offices in the Surviving Corporation, in accordance with the By-laws thereof, as he held in Bearings immediately prior to the Effective Time.

                  1.07 Effect on Bearings' Stockholder Rights Plan. At the Effective Time, the rights ("Rights") issued under Bearings' Stockholders Rights Plan ("Rights Plan"), which currently accompany shares of Common Stock of Bearings, will be redeemed at $.01 per Right, and the Rights Plan will be terminated.

                  1.08 Cumulative Voting. At and after the Effective Time no holder of shares of New Bearings will be entitled to vote cumulatively in the election of directors.


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                  1.09 Effective Time. The Merger shall become effective, in accordance with the provisions of Section 1701.81 of the OGCL and Section 253 of the DGCL, upon the later to occur of (a) the filing of a certificate of merger with the Secretary of State of Ohio, or (b) the filing of a certificate of merger with the Secretary of State of Delaware. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

                  1.10 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Bearings acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Merger Agreement, Bearings and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary or proper to vest, perfect, or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Bearings or otherwise to take any and all such actions.

                                   ARTICLE II
                  MANNER, BASIS AND EFFECT OF CONVERTING SHARES

                  2.01  Conversion of Shares.  At the Effective Time:

                           (a) Each share of Common Stock of Bearings, without
                  nominal or par value ("Delaware Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of common stock of New Bearings, without par value ("Ohio Common Stock");

                           (b) Each share of Delaware Common Stock held in the
                  treasury of Bearings immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Bearings, be converted into one fully paid and nonassessable share of Ohio Common Stock and shall be held in the treasury of the Surviving Corporation; and

                           (c) Each share of Ohio Common Stock issued and
                  outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist.

                  2.02 Effect of Conversion. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of Delaware Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, the

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number of shares of Ohio Common Stock into which the shares of Delaware Common
Stock represented by such certificate immediately prior to the Effective Time have been converted pursuant to Section 2.01 hereof. The registered owner of a certificate representing Delaware Common Stock outstanding immediately prior to the Effective Time, as such owner appears in the books and records of Bearings or its transfer agent immediately prior to the Effective Time, shall, until such certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and, subject to Section
2.03 hereof, to receive any dividends or other distributions on the shares of Ohio Common Stock into which the shares represented by any such certificate have been converted pursuant to Section 2.01 hereof.

                  2.03 Exchange of Certificates. Each holder of a share certificate representing Delaware Common Stock shall, upon the surrender of such certificate to New Bearings or its transfer agent for cancellation after the Effective Time, be entitled to receive from New Bearings or its transfer agent a certificate representing the number of shares of Ohio Common Stock into which the Delaware Common Stock represented by the certificate so surrendered have been converted pursuant to Section 2.01 hereof. The Board of Directors of New Bearings may adopt such further procedures providing for New Bearings to withhold dividend payments to shareholders who have not delivered their certificates representing Delaware Common Stock for exchange within such time as the Board of Directors of New Bearings may establish, as it deems necessary or desirable for the purpose of administering the exchange of certificates contemplated by this Section 2.03 in a manner consistent with the provisions of the Articles of Incorporation and Regulations of New Bearings as in effect from and after the Effective Time.

                  2.04 Effect on Bearings Stock Option Plan and Other Employee Benefit Plans. Bearings 1982 Stock Option Plan will be continued and each outstanding option, issued pursuant thereto will be converted into an option to purchase the same number of shares of Ohio Common Stock as the number of shares of Delaware Common Stock which are purchasable under each such option, at the same option price per share and upon the same terms and subject to the same conditions as are in effect immediately prior to the Effective Time. Other employee benefit plans and arrangements of Bearings will be continued upon the same terms and subject to the same conditions except that where shares of Delaware Common Stock are permitted to be contributed to or purchased thereunder references to the Delaware Common Stock shall be deemed to be references to Ohio Common Stock.

                                   ARTICLE III

                 APPROVAL; AMENDMENT; TERMINATION,MISCELLANEOUS

                  3.01 Approval. This Merger Agreement shall be submitted for approval by the stockholders of Bearings at an annual or special meeting of stockholders.

                  3.02 Waiver and Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations

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at any time prior to the Effective Time; provided, however, that after a favorable vote by the shareholders or stockholders of a Constituent Corporation any such action shall be taken by that Constituent Corporation only if such action would not (a) alter or change the amount or kind of shares to be received by stockholders in the Merger, (b) alter or change any term of the Articles of Incorporation or Code of Regulations of New Bearings, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the shareholders or stockholders of either Constituent Corporation.

                  3.03 Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of Bearings or New Bearings, notwithstanding approval of this Merger Agreement by the stockholders of Bearings or the sole shareholder of New Bearings, or both.

                  3.04 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

                  3.05 Statutory Agents. The name and address of the statutory agent in Ohio upon whom any process, notice, or demand against Bearings or the Surviving Corporation may be served is as follows:

                           Bearings, Inc.
                           c/o CT Corporation System
                           815 Superior Avenue, N.E.
                           Cleveland, Ohio 44114

                  3.06 Designated Agent in Delaware. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Bearings, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings; a copy of such process shall be mailed by the Delaware Secretary of State to:

                           Bearings, Inc.
                           c/o CT Corporation System
                           815 Superior Avenue, N.E.
                           Cleveland, Ohio 44114


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                  IN WITNESS WHEREOF, the parties to this Merger Agreement,
pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have each caused this Merger Agreement to be executed and attested by its President and Chairman.


                                        BEARINGS, INC. (a Delaware Corporation)
Attest:

/s/ John R. Cunin
---------------------------------     By  /s/ George L. LaMore
       John R. Cunin, Chairman            --------------------------------------
                                          George L. LaMore, President


                                        BEARINGS, INC. (an Ohio Corporation)
Attest:


/s/ John R. Cunin                       By /s/ George L. LaMore
---------------------------------          -------------------------------------
       John R. Cunin, Chairman             George L. LaMore, President
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